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                                                                       Exhibit 5

                                    Honeywell
                                 Law Department
                                  P.O. Box 2245
                            Morristown, NJ 07962-2245


June 28, 2002

Honeywell International Inc.
101 Columbia Road
Morristown, NJ 07962

Ladies and Gentlemen:

         As Deputy General Counsel, Corporate and Finance, of Honeywell International Inc., a Delaware corporation (the "Company"), I have examined the restated certificate of incorporation and bylaws of the Company as well as such other documents and proceedings as I have considered necessary for the purposes of this opinion. I have also examined and am familiar with the Company's registration statement on Form S-8 (the "Registration Statement") as filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 40,000,000 shares of the Company's Common Stock, par value $1.00 per share (the "Common Shares"), which may be issued pursuant to the Honeywell Savings and Ownership Plan I (formerly known as the AlliedSignal Savings Plan) (the "Plan").

         Based upon the foregoing, and having regard to legal considerations which I deem relevant, I am of the opinion that the Common Shares, when issued pursuant to the terms of the Plan, shall be validly issued, fully paid and non-assessable.

          I hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement and the reference to me under the caption "Interests of Named Experts and Counsel". In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                        Very truly yours,

                                        /s/ Victor P. Patrick
                                        -----------------------------
                                        Victor P. Patrick
                                        Vice President, Secretary and
                                        Deputy General Counsel,
                                        Corporate and Finance